Joint Filer Information

Names:	Deerfield Mgmt III, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P., Deerfield Healthcare Innovations Fund, L.P.

Address:	345 Park Avenue South, 12th Floor
New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Parabilis Medicines, Inc. [PBLS]

Date of Event Requiring Statement:	June 9, 2026

The undersigned, Deerfield Mgmt III, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund III, L.P. and Deerfield Healthcare Innovations Fund, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Parabilis Medicines, Inc.

Signatures:

DEERFIELD MGMT HIF, L.P. By: Deerfield UGP, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT III, L.P. By: Deerfield UGP, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD MANAGEMENT COMPANY, L.P. By: Deerfield UGP, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND III, L.P. By: Deerfield Mgmt III, L.P., General Partner By: Deerfield UGP, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact
DEERFIELD HEALTHCARE INNOVATIONS FUND, L.P. By: Deerfield Mgmt HIF, L.P., General Partner By: Deerfield UGP, LLC, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact